UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2008

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2008, John R. Boken, age 45, was appointed TOUSA’s Chief Restructuring Officer. Mr. Boken has been an employee of Kroll Zolfo Cooper LLC, an affiliate of KZC Services, LLC, ("collectively, KZC") for over five years. Pursuant to a Services Agreement dated January 29, 2008, Mr. Boken and KZC are authorized to make decisions with respect to all aspects of the management and operation of TOUSA’s business, including without limitation organization and human resources, marketing and sales, logistics, finance and administration and such other areas as Mr. Boken may identify, in such manner as he deems necessary or appropriate in his sole discretion in a manner consistent with the business judgment rule and the provisions of local law and the United States Bankruptcy Code applicable to the obligations of persons acting on behalf of corporations, subject only to appropriate governance by the Board in accordance with their charters, bylaws, other governing documents of the Company and its subsidiaries which filed chapter 11 petitions (collectively the "Constitutive Documents") and applicable state law.

The agreement is on a month to month basis. KZC is to be paid on an hourly basis with rates for professional staff ranging between $200 to $775 per hour. KZC will also be eligible to receive, subject to Bankruptcy Court approval, a consummation fee of $3.5 million if TOUSA succeeds in obtaining a consensual restructuring, compromise and/or extinguishment of a substantial amount of its existing indebtedness or a final judicial order approving a plan of reorganization under chapter 11 or a sale of substantially all of TOUSA’s assets under U.S. Bankruptcy Code Section 363.

Mr. Boken has been a managing director at Kroll Zolfo Cooper since January 2004. He specializes in providing restructuring advisory and crisis management services to financially distressed companies and their creditors. As part of his employment at KZC, from May 2005 until October 2007, Mr. Boken was Chief Restructuring Officer of auto supplier Collins & Aikman Corporation during its chapter 11 proceeding. From May 2005 through December 2005, he was Chief Executive Officer of Entegra Power Group upon its emergence from bankruptcy. From May 2003 through December 2003, Mr. Boken was President and Chief Operating Officer of NRG Energy, Inc. in its chapter 11 case. Prior to joining KZC in July 2002, Mr. Boken was the managing partner of the Los Angeles corporate restructuring practice of Arthur Andersen.

Other than pursuant to the engagement of KZC (i) there is no pre-existing arrangement or understanding which required that Mr. Boken be selected as the Chief Restructuring Officer of TOUSA, and (ii) Mr. Boken does not have any direct or indirect material interest in any transactions (existing or proposed) with TOUSA. Mr. Boken is not related to any other director/executive officer of TOUSA.

Item 8.01 Other Events.

On January 31, 2008, TOUSA, Inc. issued a press release announcing that it had received interim court approval to borrow as much as $135 million from Citigroup Global Markets, Inc.

Item 9.01 Financial Statements and Exhibits.

TOUSA, Inc. press release dated January 31, 2008 announcing interim court approval of financing agreement with Citigroup Global Markets, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

February 4, 2008	By:	/s/ Angela Valdes

Name: Angela Valdes
Title: Vice-President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 31, 2008, for TOUSA, Inc.